Filed pursuant to Rule 433 under the Securities Act

Registration Statement No. 333-249702

Issuer Free Writing Prospectus dated August 24, 2022

Member Capital Securities Offering Contact the CFC Member Center to Invest 800-424-2955 | MemberCenter@nrucfc.coop Ask the CFC Member Center how to convert your patronage capital distribution into this offering! 30-Year Maturity Treated as Equity in Calculating a Member’s Debt-to-Equity Ratio Low-Cost ACH Transmittals for Interest and Principal Payments 5-Year Non-Call Feature MCS’ Interest Rate Is Currently the Highest Among Comparable CFC Offerings Member Investments Help CFC Maintain a Healthy Leverage Ratio Effective as of 08/12/2022 FIXED RATE OF 5.5% PAID SEMIANNUALLY Disclaimer: CFC has filed a registration statement (including a prospectus) with the U.S. Securities and Exchange Commission (SEC) for the Member Capital Securities offering. Before you invest in Member Capital Securities, you should read the prospectus for this offering in that registration statement and other documents CFC has filed with the SEC, including CFC’s most recent Annual Report on Form 10-K, for more complete information about CFC and this offering. You can obtain a free copy of the documents by visiting www.nrucfc.coop or www.sec.gov.